Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

Dated as of June 30, 2022,

by and among

MSG NATIONAL PROPERTIES, LLC,

and

THE OTHER GRANTORS REFERRED TO HEREIN,

as Grantors,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Schedules

Schedule I	-	Investment Property
Schedule II	-	Intellectual Property
Schedule III	-	Legal Name, Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization, Organizational Identification Number And Prior Names

Exhibits

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B	-	Form of Intellectual Property Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of June 30, 2022 (this “Agreement”), is made by and among MSG NATIONAL PROPERTIES, LLC, a Delaware limited liability company (the “Company”), the other parties listed as “Subsidiary Grantors” on the signature pages hereof (the Company and such Persons so listed being, collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to Article IX of the Credit Agreement (as hereinafter defined), the “Administrative Agent”), for the benefit of the Lenders and the other Secured Parties (each as defined in the Credit Agreement, as defined below).

PRELIMINARY STATEMENTS:

(1) The Company has entered into a Credit Agreement, dated as of June 30, 2022 (such Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”), with the Lenders and L/C Issuers (each as defined therein), the Parent and the subsidiaries of the Company party thereto as Guarantors (as defined therein) and the Administrative Agent. Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.

(2) The Grantors have guaranteed the obligations of the Company under the Credit Agreement pursuant to the Guaranty (as defined in the Credit Agreement).

(3) As of the Effective Date, each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and the creditor with respect to the indebtedness (the “Initial Pledged Debt”) owed to such Grantor set forth opposite the Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(4) It is a condition precedent to the making of the Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuers under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(5) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the L/C Issuers to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into Secured Cash Management Agreements from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described for such Grantor below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts (including, without limitation, the Deposit Accounts), letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (collectively, as described in clauses (i)-(vi) below, “Security Collateral”):

(i) the Initial Pledged Equity owned by the Company and each Subsidiary Grantor and the certificates, if any, representing such Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity owned by the Company and the Subsidiary Grantors, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) all security entitlements with respect to all financial assets and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) [reserved];

(f) the following (collectively, as described in clauses (i)-(iii) below, the “Account Collateral”):

(i) all deposit accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the deposit accounts;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent or an Affiliate of the Administrative Agent on its behalf, for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) the following (collectively, as described in clauses (i)-(v) below, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that for the avoidance of doubt no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein could impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights and copyrightable works, including, without limitation, such copyrights in Computer Software (as hereinafter defined), and internet website content, whether registered or unregistered and mask works (“Copyrights”); Computer Software shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related copyrightable applications and data files);

(iv) all confidential and proprietary information, including, without limitation, confidential and proprietary know-how, trade secrets, confidential manufacturing and production processes and techniques, confidential research and development information and confidential customer and supplier lists (collectively, “Trade Secrets”), and all other intellectual property of any type, to the extent legal protection therefore exists under U.S. law;

(v) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule II hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vi) all rights in the foregoing provided by international treaties or conventions, if any, and all rights corresponding thereto throughout the world;

(vii) all written agreements granting to any third party the right to use any Intellectual Property Collateral or granting to any Grantor any right to use any Trademark, Copyright, Patent or Trade Secret now or hereafter owned by any third party, to which such Grantor, now or hereafter, is a party (other than those that by their terms prohibit assignment or a grant of security interest by such Grantor thereunder) (“IP Agreements”); and

(viii) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, breach or other violation with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover proceeds arising from such damages;

(h) all books and records (including, without limitation, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the property described in the preceding clauses of this Section 1, that constitute Collateral; and

(i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the property described in the preceding clauses of this Section 1, other than Excluded Assets (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) and this clause (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, in each case, payable by reason of loss or damage to or otherwise with respect to any of the foregoing property, (B) the right to sue for past, present, and future damages, and (C) cash.

Section 2. [Reserved].

Section 3. Excluded Assets. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Grantor shall be required to pledge, and does not pledge hereby, any Excluded Asset, and the term “Collateral” shall not include any Excluded Asset.

Section 4. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations from time to time of the Company or such Grantor (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Company or such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 6. Delivery and Control of Security Collateral.

(a) All certificates or instruments representing or evidencing Security Collateral (if certificated) shall be delivered to and held by or on behalf of the Administrative Agent (i) promptly (and in any event within 10 days after the Effective Date), in the case of any such Security Collateral owned by any Grantor on the date hereof and (ii) promptly (and in any event within 60 days after the date of acquisition thereof (or such longer time as the Administrative Agent may agree in its reasonable discretion)), in the case of such items acquired after the Effective Date, pursuant to the terms of and to the extent required under the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent; provided that no Grantor shall be required to deliver any instrument representing (x) Pledged Debt if the face amount of such Pledged Debt is less than $5,000,000, or (y) Pledged Debt other than indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) owed to a Grantor. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral (other than any other Loan Party) granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

(c) The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Security Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, in each case, if an Event of Default shall occur and be continuing and the Administrative Agent shall give the Company prior written notice of its intent to exercise such rights, and thereafter each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Security Collateral registered in the name of such Grantor.

Section 7. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) As of the Effective Date, such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is as set forth in Schedule III hereto. Other than as listed on Schedule III hereto, such Grantor has not had or used any other legal names on any filings with the Internal Revenue Service, or any trade name or other corporate or organizational names within the past five (5) years.

(b) This Agreement has been duly executed and delivered by each Grantor that is party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is party hereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

(c) Such Grantor is the record and beneficial owner of the Collateral in which it has purported to grant a security interest hereunder free and clear of any Lien of others, except for the security interest created under this Agreement or Liens permitted under the Credit Agreement and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consents or approvals that have been obtained and are in full force and effect, (ii) Non-Required Consents and (iii) as set forth on Schedule 6.03 to the Credit Agreement. No Grantor has filed or consented to the filing of an effective financing statement or other instrument similar in effect covering any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents or filings which are not prohibited by the Credit Agreement.

(d) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(e) If such Grantor is an issuer of Pledged Equity by another Grantor hereunder, such Pledged Equity constituting common equity stock issued to such Grantor on the Effective Date has been duly authorized and validly issued and is fully paid and non-assessable.

(f) As of the Effective Date, the Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto.

(g) As of the Effective Date, the Initial Pledged Debt constitutes all of the outstanding indebtedness for borrowed money owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(h) This Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations; and such security interest is perfected (to the extent such security interest may be perfected by filing a financing statement in the United States or a jurisdiction located therein pursuant to the UCC) subject to the filing, recording or registering a financing statement in the United States or a jurisdiction located therein pursuant to the UCC, absent the failure of the Administrative Agent to file the financing statements in appropriate form in the relevant filing offices. Such perfected security interest is first priority except for Liens permitted by the Credit Agreement which have priority over the Liens granted hereunder and Liens permitted by Section 7.16 of the Credit Agreement and automatically having priority over the Administrative Agent’s lien without the requirement of affirmative action by the Grantor.

(i) As of the Effective Date, Schedule II hereto contains what is, to the knowledge of the Grantors, a true and correct list of (i) all Patents, Trademarks and Copyrights, in each case, that are issued by or registered with, or pending application before, the U.S. Patent & Trademark Office or U.S. Copyright Office (“Registered IP Collateral”), in each case, that are being pledged by each such Grantor, and indicating for each such item, as applicable, the application and/or registration number and the identity of the current applicant or registered owner, and (ii) material exclusive licenses of third party U.S. registered Copyrights to which a Grantor is an exclusive licensee and that are being pledged by such Grantor, and indicating for each item the name of the agreement, the parties, the date, and a list of U.S. registered copyrights exclusively licensed pursuant thereto. Except as set forth on Schedule II, to the knowledge of the Grantors, each Grantor exclusively owns all right, title and interest in and to the Registered IP Collateral identified on Schedule II.

Section 8. Further Assurances(a) . Each Grantor hereby authorizes, at such Grantor’s sole cost and expense, the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover the Collateral (which financing statements may indicate the Collateral as all assets of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail), in each case without the signature of such Grantor. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the Effective Date.

Section 9. Covenants.

(a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.16 of the Credit Agreement except with respect to Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of its business.

(b) Each Grantor agrees promptly (and, in any event, within 30 days or such later date as the Administrative Agent may approve) to notify the Administrative Agent of any change in its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office. If any Grantor does not have an organizational identification number and later obtains one, it will promptly (and, in any event, within 30 days or such later date as the Administrative Agent may approve) notify the Administrative Agent of such organizational identification number.

(c) The Company agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to abstain, better assure, preserve, protect and perfect the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests hereunder and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d) Upon the occurrence and during the continuance of an Event of Default, at its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, in each case which are not permitted pursuant to Section 7.16 of the Credit Agreement, and (ii) may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Administrative Agent has requested that it do

so. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(f) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Grantors shall not be required:

(i) to perfect pledges or security interests by means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant state(s), (B) customary filings in (i) the United States Trademark Office with respect to U.S. issued and applied for patents and registered and applied for trademarks and (ii) the United States Copyright Office with respect to copyright registrations to U.S. registered copyrights, in each case constituting Intellectual Property Collateral, (C) mortgages in respect of Real Property to the extent required pursuant to the Credit Agreement, (D) delivery to the Administrative Agent to be held in its possession of certificates or instruments representing or evidencing Security Collateral to the extent required by Section 6 hereof and (E) entry into customary control agreements with respect to Deposit Accounts (other than with respect to Excluded Accounts and accounts containing cash and Cash Equivalents in the aggregate not in excess of $5,000,000) to the extent required pursuant to the Credit Agreement.

(ii) To enter into any control agreement, lockbox or similar arrangement with respect to any securities account, commodities account or uncertificated securities;

(iii) To enter into any control agreement, lockbox or similar arrangement with respect to deposit accounts of the Grantors other than with respect to Deposit Accounts (other than with respect to Excluded Accounts and accounts containing cash and Cash Equivalents in the aggregate not in excess of $5,000,000).

(iv) To take any action (other than filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant state(s)) (A) with respect to any assets located outside of the United States, (B) in any non-U.S. jurisdiction, or (C) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction);

(v) To take any action with respect to perfecting a Lien with respect to letter-of-credit rights (other than the filing of UCC-1 financing statements), commercial tort claims, chattel paper or assets subject to a certificate of title (other than the filing of UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters;

(vi) To send notices to account debtors or other contractual third parties prior to an Event of Default;

(vii) To provide any notice or obtain the consent of any governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof); and

(viii) To seek or obtain any consent or approval from any League or other unaffiliated third party.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or any other Loan Document excludes any assets from the scope of the Collateral, or from any requirement to take any action to perfect any security interest in favor of the Administrative Agent in the Collateral, the representations, warranties and covenants made by the relevant Grantor in this Agreement with respect to the Collateral or the creation, perfection or priority (as applicable) of the security interest granted therein in favor of the Administrative Agent shall be deemed not to apply to such excluded assets.

Section 10. As to Intellectual Property Collateral.

(a) With respect to the Registered IP Collateral owned by such Grantor, each such Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance as reasonably agreed to by the Grantors and the Administrative Agent and requested by the Administrative Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Administrative Agent in such Registered IP Collateral with the U.S. Patent and Trademark Office and the U.S. Copyright Office to perfect the security interest hereunder in such Registered IP Collateral, to the extent perfection may be achieved by making such recordings.

(b) Each Grantor agrees that, should it obtain an ownership interest in or a license to intellectual property rights of the type included in the definition of any Intellectual Property Collateral that is not on the Effective Date a part of the Intellectual Property Collateral, and that does not constitute an Excluded Asset, and otherwise would be part of the Intellectual Property Collateral if such Grantor had an ownership interest in or license to such item on the Effective Date (“After-Acquired Intellectual Property”) any such After-Acquired Intellectual Property shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto. In addition, such Grantor shall on the date the Company is required to deliver financial statements pursuant to Section 7.01(a) and (b) of the Credit Agreement, execute and deliver to the Administrative Agent an Intellectual Property Security Agreement covering such Registered IP Collateral included within such After-Acquired Intellectual Property to be recorded with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

(c) Solely for the purpose of enabling the Administrative Agent, during the continuance of an Event of Default to exercise rights and remedies hereunder, and for no other purpose, each Grantor hereby grants to the Administrative Agent a non-exclusive, fully paid-up, royalty-free, worldwide license to use, license or sublicense (solely as permitted by the terms of any applicable license) any of the intellectual property rights now owned or hereafter acquired by such Grantor, wherever the same may be located; provided that, with respect to Trademarks, such Grantor shall have the right to impose such conditions and quality control standards which are consistent with the quality control standards it applies to such Trademarks (and the goods and services provided in connection with such Trademarks) as of the date such licenses are granted, or which are reasonably necessary under applicable law to maintain the validity and enforceability of such Trademarks. During the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to provide the Administrative Agent with access to all physical or tangible media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything to the contrary, nothing in this

Section 10(c) shall require any Grantor to grant any license if it does not have the right to do so or that is prohibited by any rule of law, statute or regulation or is prohibited by, or that would constitute a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document. Any permitted license or sublicense entered into by the Administrative Agent in accordance herewith for the purpose of exercising the Administrative Agent’s rights hereunder during and in connection with an Event of Default shall be binding upon the Grantors in accordance with the terms thereof notwithstanding any subsequent cure of an Event of Default, provided that such license or sublicense, as applicable, was entered into in accordance with the terms of this Agreement. For the avoidance of doubt, at the time of the release of the Lien as set forth in Section 22, the license granted to the Administrative Agent pursuant to this Section 10(c) shall automatically and immediately terminate.

(d) Each Grantor shall not settle or compromise any pending or future litigation or administrative proceeding with respect to any material Intellectual Property Collateral, except as shall be consistent with such Grantor’s reasonable business judgment or otherwise to the extent that such settlement or compromise would not reasonably be expected to have a Material Adverse Effect.

(e) Except as permitted by the Credit Agreement or except to the extent any of the following actions would not reasonably be expected to result in a Material Adverse Effect, no Grantor shall abandon or allow to lapse any owned Registered IP Collateral unless such Grantor shall have determined in such Grantor’s reasonable business judgment that the pursuit or maintenance of such owned Registered IP Collateral is no longer desirable in the conduct of such Grantor’s business.

Section 11. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose that is not otherwise prohibited by the Credit Agreement.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any such distributions in the form of certificates or instruments will be delivered (with any necessary indorsement) to the Administrative Agent, within 60 days of such distribution, as Security Collateral.

(iii) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall, upon written notice to such Grantor by the Administrative Agent, cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) No Grantor shall amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Restricted Subsidiary of any Grantor whose Equity Interests are, or are required to be, Security Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the Uniform Commercial Code or the corresponding code or statute of any other applicable jurisdiction unless such Grantor shall have delivered to the Administrative Agent certificates evidencing such Pledged Equity in accordance with Section 6(a).

Section 12. As to Certain Pledged Agreements. Each Grantor hereby consents to the assignment for security purposes and pledge to the Administrative Agent for the benefit of the Secured Parties of each Pledged Agreement to which it is a party by any other Grantor hereunder.

Section 13. As to Letter-of-Credit Rights.

(a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Administrative Agent, intends to (and hereby does) assign to the Administrative Agent its rights (including its contingent rights) to the proceeds of all letters of credit of which such Grantor is or hereafter becomes a beneficiary or assignee; provided that the Administrative Agent agrees that such proceeds are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing. Upon the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of such letter of credit and each nominated person (if any) with respect thereto to consent to such Grantor’s assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Administrative Agent and deliver written evidence of such consent to the Administrative Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon written request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the letters of credit of which such Grantor is or hereafter becomes a beneficiary or assignee that the proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent or its designee and (ii) arrange for the Administrative Agent to become the transferee beneficiary of letter of credit.

Section 14. [Reserved].

Section 15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor’s attorney-in-fact solely with respect to the Collateral (such appointment to cease upon the payment in full of all the Secured Obligations) with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, in the Administrative Agent’s reasonable discretion, to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Pledged Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

Section 16. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein and the Administrative Agent requests in writing that such Grantor perform such agreement, in the event that the Grantor continues to fail to perform such agreement within a reasonable time following the Administrative Agent’s request, the Administrative Agent may, as the Administrative Agent reasonably deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and so long as an Event of Default shall have occurred and be continuing, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 10.04 of the Credit Agreement. The Administrative Agent agrees to give notice to such Grantor of such performance; provided, however that any failure by the Administrative Agent to give such notice shall not invalidate such performance or the Administrative Agent’s authority to so perform or the Administrative Agent’s entitlement to reimbursement of the related expenses.

Section 17. The Administrative Agent’s Duties.

(a) The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Administrative Agent or any designee (including without limitation, a Subagent) of the Administrative Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent and any of its Affiliates or any designee (including, without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) acceptable to the Company acting reasonably for the Administrative Agent hereunder with respect to all or any part of the Collateral. In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Administrative Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.

Section 18. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may in its reasonable discretion deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Pledged Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Pledged Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days’ notice to such Grantor of the time and place of any sale shall constitute reasonable notification of any such sale. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the order of priority specified in Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over with reasonable promptness to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with any Pledged Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

(d) The Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations then due and owing against any funds held with respect to the Account Collateral or in any other deposit account.

(e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein.

The Administrative Agent agrees that it shall not take any of the actions specified in this Section 18 except during the continuance of an Event of Default.

Section 19. Amendments; Waivers; Additional Grantors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and such Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent, any other Secured Party or any Grantor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor and a Subsidiary Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” and “Subsidiary Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement. If applicable, at the time of execution and delivery of such Security Agreement Supplement, such Person shall also execute and deliver to the Administrative Agent an Intellectual Property Security Agreement.

Section 20. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in the case of the Company or the Administrative Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Company, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto (and with a copy to the Company); or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective upon receipt. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. As agreed to by the Company, including as set forth in Section 10.02(b) of the Credit Agreement, the Administrative Agent and the applicable Secured Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 21. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which (x) no claim has been made or (y) if a claim has been made, such claim is in a determinable amount and has been Cash Collateralized), and (ii) the expiration or termination or Cash Collateralization in accordance with Section 2.03(g) of the Credit Agreement of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.

Section 22. Release; Termination.

(a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents or otherwise as specified in Section 9.10 of the Credit Agreement, the security interest in such Collateral granted hereunder shall be automatically released without and action required on the part of the Administrative Agent or any Secured Party and the Administrative Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor or the applicable transferee shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which (x) no claim has been made or (y) if a claim has been made, such claim is in a determinable amount and has been Cash Collateralized), and (ii) the expiration or termination or Cash Collateralization in accordance with Section 2.03(g) of the Credit Agreement of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(c) Any execution and delivery of documents pursuant to this Section 22 shall be without recourse to or warranty by the Administrative Agent.

Section 23. Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 24. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense (other than a defense of full payment or performance) available to, or discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.

Section 26. Administrative Agent’s Expenses; Limitation of Liability; Indemnification. The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder and the limitation of liability and indemnification provisions as provided in Section 10.04 of the Credit Agreement as if such section was set out in full herein and references to “the Company” therein were references to each Grantor.

Section 27. Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The provisions of Sections 10.13(b), 10.13(c), 10.13(d) and 10.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MSG NATIONAL PROPERTIES, LLC, as a Grantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

MSG BEACON, LLC, as a Grantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

MSG CHICAGO, LLC, as a Grantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

RADIO CITY PRODUCTIONS LLC, as a Grantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

THE GRAND TOUR, LLC, as a Grantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

RADIO CITY TRADEMARKS, LLC, as a Grantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

Accepted and agreed to as of the date first above written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Anthony Galea
Name: Anthony Galea
Title: Executive Director